As filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333‑______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM S‑8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________

COMPUTER PROGRAMS AND SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-3032373
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6600 Wall Street
Mobile, Alabama 36695
(Address of Principal Executive Offices, including Zip Code)
__________________________
COMPUTER PROGRAMS AND SYSTEMS, INC. 2014 INCENTIVE PLAN
(Full title of the plan)
__________________________

J. Boyd Douglas
President and Chief Executive Officer
Computer Programs and Systems, Inc.
6600 Wall Street
Mobile, Alabama 36695
(251) 639-8100
(Name, address, and telephone number, including area code, of agent for service)

With a Copy to:
Robert F. Dow, Esq.
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 Regions/Harbert Plaza
Birmingham, Alabama 35203
(205) 254-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]    Accelerated filer [x]

Non-accelerated filer [ ]    Smaller reporting company [ ]
(Do not check if a smaller reporting company)
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.001 per share, of Computer Programs and Systems, Inc.	1,400,000 shares	$31.025	$43,435,000	$5,034.12

(1)
This registration statement (this “Registration Statement”) registers the issuance of an additional 1,400,000 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Computer Programs and Systems, Inc. (the “Registrant”), which are issuable pursuant to the Computer Programs and Systems, Inc. Amended and Restated 2014 Incentive Plan (the “Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers such indeterminate number of additional shares of Common Stock as may be issued in connection with stock splits, stock dividends, recapitalizations or other similar transactions or pursuant to the anti-dilution provisions of the Plan.

(3)
Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant’s Common Stock reported on the NASDAQ Global Select Market as of a date (May 8, 2017) within five business days prior to the filing of this Registration Statement on Form S-8.

EXPLANATORY NOTE

The Board of Directors of the Registrant has approved an increase in the number of shares available for issuance under the Plan. This Registration Statement is being filed in order to register an additional 1,400,000 shares of Common Stock which may be sold pursuant to the terms and conditions of the Plan, as well as to register an indeterminate amount of interests to be offered or sold pursuant to the Plan. In accordance with Instruction E to the General Instructions to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (No. 333-196020) previously filed with the Securities and Exchange Commission relating to the Plan are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference and made a part hereof:

▪	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 15, 2017;

▪	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Commission on May 9, 2017;

▪	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 9, 2017 and May 4, 2017; and

▪
The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 3, 2002 with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 000-49796), including any amendment or report filed for the purpose of updating such description.

The Registrant is not incorporating by reference any Current Reports on Form 8-K through which it furnished, rather than filed, information with the Commission.

Additionally, all reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and other documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on May 11, 2017.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:  /s/ J. Boyd Douglas
Name: J. Boyd Douglas
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Boyd Douglas and David A. Dye, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 11th day of May, 2017.

Signature	Title
/s/ J. Boyd Douglas J. Boyd Douglas	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Matthew J. Chambless Matthew J. Chambless	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
/s/ David A. Dye David A. Dye	Executive Chairman, Chief Growth Officer and Director
/s/ James B. Britain James B. Britain	Vice President-Finance and Controller (Principal Accounting Officer)

/s/ Charles P. Huffman Charles P. Huffman	Director
/s/ John C. Johnson John C. Johnson	Director
/s/ A. Robert Outlaw, Jr. A. Robert Outlaw, Jr.	Director
/s/ W. Austin Mulherin, III W. Austin Mulherin, III	Director
/s/ William R. Seifert, II William R. Seifert, II	Director

INDEX TO EXHIBITS

No.	Item
4.1	Certificate of Incorporation (filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-84726) and incorporated herein by reference)

4.2	Amended and Restated Bylaws (filed as Exhibit 3 to the Registrant’s Current Report on Form 8-K dated October 28, 2013 and incorporated herein by reference)

4.3
Computer Programs and Systems, Inc. Amended and Restated 2014 Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Schedule 14A dated March 31, 2017 and incorporated herein by reference)

4.4	Form of Performance Share Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated May 16, 2014 and incorporated herein by reference)

4.5	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated May 16, 2014 and incorporated herein by reference)

5.1*	Opinion of Maynard, Cooper & Gale, P.C., counsel to the Registrant

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Maynard, Cooper & Gale, P.C. (contained in Exhibit 5.1 to this Registration Statement)

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement)

_________________ * Filed herewith.